SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2006

PRIMEDIA Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11106	13-3647573
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 FIFTH AVENUE, NEW YORK, NEW YORK
(Address of principal executive offices)

10151
(Zip Code)

Registrant’s telephone number, including area code (212) 745-0100

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;
ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 10, 2006, Henry R. Kravis notified PRIMEDIA Inc. (the "Company") that he did not intend to stand for re-election to the Board of Directors (the "Board") at its 2006 Annual Meeting of Stockholders ("Annual Meeting"). Mr. Kravis has served as director of the Company since November 1991. Mr. Kravis's decision not to stand for re-election to the Board did not involve any disagreements with the Company. The text of Mr. Kravis's letter to the Chairman of the Board is as follows: "This letter is to formally announce that I will not be standing for reelection as a director of Primedia this year. My travel schedule has increased dramatically over the past several years and, at this point, I do not have adequate time to devote to board directorships." Mr. Kravis will continue to serve on the Board through the Annual Meeting when his term will expire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc. (Registrant)

Date:	April 14, 2006	/s/ Christopher A. Fraser
Christopher A. Fraser
General Counsel & Secretary